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                                                                 Exhibit 4(m)
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                                ADESA Corporation

                           OFFICER'S CERTIFICATE 1-D-1


         Jerry Williams, the Executive Vice President and General Counsel of ADESA Corporation (the "Company"), pursuant to the authority granted in the Board Resolutions of the Company dated as of May 24, 1996, and Sections 201 and 301 of the Indenture defined herein, in his capacity as such, does hereby certify for and on behalf of the Company to The Bank of New York (the "Trustee"), as Trustee under the Indenture of the Company (For Unsecured Debt Securities) dated as of May 15, 1996 (the "Indenture") that:

         1. The securities of the first series to be issued under the Indenture shall be designated "7.70% Senior Notes, Series A, Due 2006" (the "Securities of the First Series"). The term "Guarantor" shall mean Minnesota Power & Light Company, its successors and assigns. All capitalized terms used in this certificate which are not defined herein but are defined in the Indenture shall have the meanings set forth in the Indenture;

         2. The Securities of the First Series shall be limited in aggregate principal amount to $90,000,000 at any time Outstanding, except as contemplated in Section 301(b) of the Indenture;

         3. The Securities of the First Series shall mature and the principal shall be due and payable together with all accrued and unpaid interest thereon on June 1, 2006;

         4. The Securities of the First Series shall bear interest from, and including, May 30, 1996, at the rate of 7.70% per annum payable semi-annually on June 1 and December 1 of each year (each, an "Interest Payment Date") commencing December 1, 1996. The amount of interest payable for any such period will be computed on the basis of a 360-day year of twelve 30-day months and for any period shorter than a full month, on the basis of the actual number of days elapsed in such period. Interest on the Securities of the First Series will accrue from, and including, the date of original issuance and will accrue to the first Interest Payment Date, and thereafter will accrue from, and including, the last Interest Payment Date to which interest has been paid or duly provided for. In the event that any Interest Payment Date is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of such delay), with the same force and effect as if made on such Interest Payment Date;

         5. Each installment of interest on a Security of the First Series registered in the name of Cede & Co. (or any successor thereof) at the close of business on the Business Day next preceding the relevant Interest Payment Date (the "Regular Record Date") for the Securities of the First Series shall be payable to such Holder; each installment of interest on a Security of the First Series not so registered shall be
                  payable  to  the  Person  in  whose  name  such   Security  is
                  registered at the close of business on the date fifteen (15) days prior to the relevant Interest Payment Date (the "Alternate Record Date") or if such date is not a Business Day, the next succeeding Business Day. The Company shall not be required to execute or to provide for the registration of transfer of or the exchange of any Security of the First Series during a period of 15 days next preceding any Interest Payment Date for such Series. Any installment of interest on the Securities of the First Series not punctually paid or duly provided for shall forthwith cease to be payable to the Holders of such Securities of the First Series on such Regular Record Date or Alternate Record Date, as the case may be, and may be paid to the Persons in whose name the Securities of the First Series are registered at the close of business on a Special Record Date to be fixed by the Trustee for the payment of such Defaulted Interest. Notice of such Defaulted Interest and Special Record Date shall be given to the Holders of the Securities of the First Series not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of the First Series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture;

         6. The principal, premium, if any, and each installment of interest on the Securities of the First Series shall be payable in immediately available funds at the office or agency of the Company in The City of New York; provided that payment of interest may be made at the option of the Company by check mailed to the address of the persons entitled thereto or wire transfer. Registration and registration of transfers and exchanges in respect of the Securities of the First Series may be effected at the office or agency of the Company in The City of New York. Notices, demands to or upon the Company in respect of the Securities of the First Series may be served at the office or agency of the Company in The City of New York. The Trustee will initially be the agency of the Company for such service of notices and demands; provided, however, that the Company reserves the right to change, by one or more Officer's Certificates any such office or agency. The Trustee will initially be the Security Registrar and the Paying Agent for the Securities of the First Series;

         7. The Securities of the First Series will be redeemable as provided in the form set forth in Exhibit A hereto, upon not less than 30 nor more than 60 days' notice given to the Holders thereof. In case of any redemption at the election of the Company of all of the Securities of the First Series, the Company shall, at least 45 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee in writing of such Redemption Date. In case of any redemption at the election of the Company of less than all the Securities of such series, the Company shall, at least 45 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee in writing of such Redemption Date and of the principal amount of Securities of such series to be redeemed and deliver to the Trustee an Officer's Certificate stating that no default in payment of interest or Event of Default with respect to the Securities of such series has occurred (or, if such an Event of Default shall have occurred, that the same has been cured or waived);

         8. The Securities of the First Series will be initially issued pursuant to Rule 144A under the Securities Act of 1933, as amended, to Cede & Co. (as nominee for The

                  Depository  Trust  Company  ("DTC"),  New York,  New York) and
                  beneficial interests in such Securities are eligible for trading by qualified institutional buyers in the Private Offerings, Resales and Trading through Automated Linkages ("PORTAL") market of the National Association of Securities Dealers, Inc. Any Securities of the First Series to be issued or transferred to, or to be held by, Cede & Co. (or any successor thereof) for such purpose shall bear the depository legend in substantially the form set forth in Exhibit A hereto, unless otherwise agreed by the Company, such agreement to be confirmed in writing to the Trustee. Each Security of the First Series shall bear the non-registration legend in substantially the form set forth in Exhibit A hereto, unless otherwise agreed by the Company, such agreement to be confirmed in writing to the Trustee. Nothing in the Indenture, the Securities of the First Series or this certificate shall be construed to require the Company to register any Securities of the First Series under the Securities Act of 1933, as amended, unless otherwise expressly agreed by the Company, confirmed in writing to the Trustee, or to make any transfer of such Securities in violation of applicable law. In connection with any transfer of Securities of the First
                  Series, the Trustee, the Security Registrar and the Company shall be under no duty to inquire into, may conclusively presume the correctness of, and shall be fully protected in relying upon the certificates and other information (in the attached forms or otherwise) received from the Holders and any transferees of any Securities of the First Series regarding the validity, legality and due authorization of any such transfer, the eligibility of the transferee to receive such Security and any other facts and circumstances related to such transfer;

         9. No service charge shall be made for the registration of transfer or exchange of the Securities of the First Series; provided, however, that the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with the exchange or transfer;

         10. The Company additionally covenants that, so long as any Securities of the First Series remain Outstanding, it will:

                  A. keep proper books of record and account in accordance with generally accepted accounting principles;

                  B. pay all applicable taxes, assessments and governmental charges imposed upon it or any of its properties or assets or in respect of any of its franchises, business income or profits and comply with all applicable statutes, regulations and orders of governmental bodies relating to taxes except for any tax the payment of which, or statutes, regulations and orders the compliance with which, in each case, is being contested in good faith and by appropriate means and for which adequate reserves have been provided or with respect to which there would not reasonably be expected to be a material adverse effect on the financial condition of the Company;

                  C. carry and maintain in full force and effect at all times with fiscally sound and reputable insurers insurance against such risks as the Company deems reasonable and prudent in the circumstances; provided that such insurance shall be comparable to insurance carried by, or otherwise maintained by, comparable companies similarly situated to the Company carrying on the same types of businesses;

                  D. comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, the noncompliance with which would materially adversely affect the business, condition (financial or other), assets, properties or operations of the Company taken as a whole;

         11.      So  long  as  any   Securities  of  the  First  Series  remain
                  Outstanding, the following shall constitute additional Events of Default with respect to such series:

                  (a) At any time prior to the payment in full of all amounts due under the Securities of the First Series, the Company shall fail to pay aggregate Indebtedness (as hereinafter defined) in excess of the greater of
                           (i) $15 million and (ii) 5% of the total assets of the Company (whether as to principal, interest or premium) when due, and such failure shall continue after applicable grace periods specified in the agreement or instrument relating to such Indebtedness, if the effect of such failure is to accelerate the maturity of such Indebtedness, and, in such case, the Company shall have failed to cure (or obtain a waiver of) such failure or default within ten days after the expiration of such grace period has occurred;

                  (b) At any time prior to the payment in full of all amounts due under the Securities of the First Series, the Guarantor shall fail to pay aggregate Indebtedness in excess of $25 million (whether as to principal, interest or premium) when due, and such failure shall continue after applicable grace periods specified in the agreement or instrument relating to such Indebtedness, if the effect of such failure is to accelerate the maturity of such Indebtedness, and, in such case, the Guarantor shall have failed to cure (or obtain a waiver of) such failure or default with ten days after the expiration of such grace period has occurred;

                           Indebtedness, as used in this certificate, shall mean, with respect to a Person (as defined in the Indenture), all obligations (other than non-recourse obligations) of, or guaranteed or assumed by, such Person for borrowed money or obligations under leases of personal property which are required by generally accepted accounting practices to be capitalized on the balance sheet of such Person.

                  (c) the entry by a court having jurisdiction in the premises of

                           (i) a decree or order for relief in respect of the Guarantor in an involuntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or

                           (ii) a decree or order adjudging the Guarantor a bankrupt or insolvent, or approving as properly filed a petition by one or more persons other than the Guarantor seeking reorganization, arrangement, adjustment or composition of or in respect of the Guarantor under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official for the Guarantor or for any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order for relief or any such other decree or order shall have remained unstayed and in effect for a period of 90 consecutive days;

                  (d) the commencement by the Guarantor of a voluntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Guarantor in a case or other similar proceeding or to the commencement of any bankruptcy or insolvency case or proceeding against it under any applicable Federal or state law or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Guarantor or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts as they become due, or the authorization of such action by the Guarantor's board of directors.

                  Notwithstanding anything to the contrary contained in the Securities of the First Series, this certificate or in the Indenture, with respect to an event described in clause (b),
                  (c) or (d) of this section (each such event, a "Guarantor Event"), such Guarantor Event shall not be deemed to be an Event of Default until 15 Business Days after such Guarantor Event has occurred, and, if, within such 15 day period, the Company shall have provided to the Trustee a certificate or letter from Standard & Poor's Corporation (if the Securities of the First Series are then rated by Standard & Poor's Corporation, or, if the Securities of the First Series are then rated by another nationally recognized rating agency, then by such other agency) confirming that the rating on the Securities of the First Series at such time is BBB or better (or the equivalent rating if by another rating agency), then such Guarantor Event shall be deemed to be waived by the Holders of the Securities of the First Series and shall not constitute an Event of Default notwithstanding its continuation in fact;

         12. The Company covenants that the Securities of the First Series shall rank pari passu with all existing and future unsecured Senior Indebtedness of the Company;

                  For the purposes of this covenant, except as otherwise expressly provided or unless the context otherwise requires:

                  Senior Indebtedness means all obligations (other than non-recourse obligations) of, or guaranteed or assumed by, the
                  Company  for  borrowed  money,   including   indebtedness
                  for borrowed money or for the payment of money relating to any lease which is capitalized on the consolidated balance sheet of the Company and its subsidiaries in accordance with generally accepted accounting principles as in effect from time to time, or evidenced by bonds, debentures, notes or other similar instruments, and in each case, amendments, renewals, extensions, modifications and refundings of any such indebtedness or obligations, whether existing as of the date of this Indenture or subsequently incurred by the Company;

         13. The obligation of the Company to make due and punctual payment of the principal of and premium, if any, and interest on the Securities of the First Series shall be fully and unconditionally guaranteed by the Guarantor, as provided in the Guarantee to be delivered by the Guarantor to the Trustee. The form of such Guarantee is attached hereto as Exhibit B. The Trustee shall hold and enforce such Guarantee solely for the benefit of the Holders of the Securities of the First Series. If any amounts shall become due and payable under such Guarantee, the Trustee, in its own name and as trustee for such Holders, may demand payment, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same and collect the moneys adjudged or decreed to be payable in the manner provided by law;

         14. The obligations of the Company under the Securities of the First Series and under the Indenture to the extent related to such series will be subject to assumption in whole by the Guarantor at any time (and upon such assumption the Company shall be released and discharged from its obligations under the Securities of the First Series and under the Indenture to the extent related to such series) as provided in the form set forth in Exhibit A hereto. Upon such assumption, the additional Events of Default contained in clauses (a), (c) and
                  (d) and the last paragraph of Section 11 of this certificate shall be deleted and the following modifications to the Indenture shall be made by supplemental indenture, to remain in effect so long as any Securities of the First Series remain
                  Outstanding:

                  A. The provisions contained in the Guarantee under the heading "Limitation of Liens" shall be added to the Indenture. In making such addition, the word
                           "Company" shall be substituted for the word "Guarantor", the word "Indenture" shall be substituted for the word "Guarantee" and such other modifications as the context may require shall be made.

                  B.       The additional Event of Default contained in clause
                           (b) of Section 11 of this certificate shall be added to the Indenture. In making such addition, the word "Company" shall be substituted for the word "Guarantor".

         15. The Securities of the First Series shall have such other terms and provisions as are provided in the form of the Securities of the First Series set forth in Exhibit A hereto, and shall be issued in substantially such form;

         16. The undersigned has read all of the covenants and conditions contained in the Indenture relating to the issuance of the Securities of the First Series and the definitions in the Indenture relating thereto and in respect of which this certificate is made;

         17. The statements contained in this certificate are based upon the familiarity of the undersigned with the Indenture, the documents accompanying this certificate, and upon discussions by the undersigned with officers and employees of the Company familiar with the matters set forth herein;

         18. In the opinion of the undersigned, he has made such examination or investigation as is necessary to enable the undersigned to express an informed opinion whether or not such covenants and conditions have been complied with; and

         19.      In  the  opinion  of  the  undersigned,  such  conditions  and covenants and conditions precedent, if any (including any covenants compliance with which constitutes a condition precedent) to the authentication and delivery of the Securities of the First Series requested in the accompanying Company Order have been complied with.

         IN WITNESS WHEREOF, the undersigned has executed this Officer's Certificate this 30th day of May, 1996.



                                                     Jerry Williams
                                                    ---------------------------
                                                     Jerry Williams
                                                     Executive Vice President
                                                     and General Counsel

                                                                   EXHIBIT A

                               [depository legend]

         Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Company or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

                            [non-registration legend]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (X) PRIOR TO THE THIRD ANNIVERSARY OF THE LATER OF THE ISSUANCE HEREOF (OR ANY PREDECESSOR SECURITY HERETO) OR THE SALE HEREOF (OR ANY PREDECESSOR SECURITY HERETO) BY THE COMPANY OR AN AFFILIATE (WITHIN THE MEANING OF RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY (COMPUTED IN ACCORDANCE WITH PARAGRAPH (d) OF RULE 144 UNDER THE SECURITIES ACT) OR (Y) BY ANY AFFILIATE OF THE COMPANY OR ANY HOLDER THAT WAS AN AFFILIATE OF THE COMPANY AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH TRANSFER, IN EITHER CASE OTHER THAN (1) TO THE COMPANY, (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE
144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), OR (4) TO AN INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a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

CONFIRM THAT ANY TRANSFER BY IT OF THIS SECURITY COMPLIES WITH THE FOREGOING RESTRICTIONS. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF THE COMPANY THAT IT IS (1) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A OR (2) AN INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a)(1),(2),(3) OR (7) UNDER THE SECURITIES ACT AND THAT IT IS HOLDING THIS SECURITY FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION OR (3) A NON-U.S. PERSON OUTSIDE THE UNITED STATES WITHIN THE MEANING OF, OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH (o)(2) OF RULE 902 UNDER, REGULATION S UNDER THE SECURITIES ACT.


                           [FORM OF FACE OF SECURITY]
No.
   ----------------
[CUSIP No. 000892 AA 7]
                                ADESA Corporation

                      7.70% SENIOR NOTE, SERIES A, DUE 2006

                  ADESA Corporation, a corporation duly organized and existing under the laws of the State of Indiana (herein referred to as the "Company", which term includes any successor Person under the Indenture), for value
received,          hereby          promises          to          pay          to
____________________________________________________________________________, or
registered assigns, the principal sum of ____________________ Dollars on June 1, 2006 (the "Stated Maturity" of the Securities of this series), and to pay interest on said principal sum, from and including, May 30, 1996 or from, and including, the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on June 1 and December 1 of each year, commencing December 1, 1996 at the rate of 7.70% per annum until the principal hereof is paid or made available for payment. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months. Interest on the Securities of this series will accrue from, and including, May 30, 1996 to the first Interest Payment Date, and thereafter will accrue, from, and including, the last Interest Payment Date to which interest has been paid or duly provided for. In the event that any Interest Payment Date is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of such delay), with the same force and effect as if made on the Interest Payment Date. If this Security is registered in the name of Cede & Co. (or any successor thereto) at the close of business on the Business Day next preceding the relevant Interest Payment Date, the interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to such Holder; if this security is not so registered, the interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the date fifteen (15) days next preceding such Interest Payment Date or if such date is not a Business Day, the next succeeding Business Day. The Company shall not be required to execute or to provide for the registration of transfer of or the exchange of any Security of the First Series during a period of fifteen (15) days next preceding any Interest Payment Date for such Series. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date or

Alternate Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture referred to on the reverse hereof.

                  Payment of the principal of and premium, if any, and interest on this Security will be made in immediately available funds at the office or agency of the Company maintained for that purpose in The City of New York, the State of New York in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, provided, however, that, at the option of the Company, interest on this Security may be paid by check mailed to the address of the person entitled thereto, as such address shall appear on the Security Register or by wire transfer.

                  Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                  IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                                            ADESA Corporation


                                            By:
                                               -------------------------------



ATTEST:


----------------------------

                     [FORM OF CERTIFICATE OF AUTHENTICATION]

                          CERTIFICATE OF AUTHENTICATION

Dated:

                  This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                                                 , as Trustee
                                         ------------------------


                                         By:
                                            ---------------------------------
                                                  Authorized Signatory

                          [FORM OF REVERSE OF SECURITY]


                  This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of May 15, 1996 (herein, together with any amendments thereto, called the "Indenture", which term shall have the meaning assigned to it in such instrument), between the Company and The Bank of New York, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture, including the Board Resolutions and Officer's Certificate filed with the Trustee on May 30, 1996 creating the series designated on the face hereof, for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $90,000,000.

         The Securities of this series are subject to redemption upon not less than 30 days nor more than 60 days' notice by mail, at the option of the Company, in whole, at any time, or in part, from time to time (but, if in part, only in connection with redemptions of Securities of this series in an aggregate principal amount of $1,000 or any integral multiple thereof), at a price ("Redemption Price") equal to the sum of (A) the principal amount of the Securities of this series to be redeemed, plus (B) accrued interest thereon (except if the Redemption Date shall be an Interest Payment Date) to the date selected for redemption ("Redemption Date"), plus (C) a premium equal to the Make-Whole Amount (as hereinafter defined). Each Security of this series (or portion thereof) so redeemed shall be canceled (or such portion thereof shall be deemed to have been canceled) and, thereafter, shall not be reissued.

         Notice of a make-whole redemption shall be accompanied by an Officer's Certificate certifying: (A) the preliminary redemption price (the "Preliminary Redemption Price"), including the aggregate applicable principal, interest and Make-Whole Amount, and (B) the portion of such Preliminary Redemption Price allocable to each Security of this series. On or prior to the Redemption Date, the Company shall deliver to each Holder of the Securities of this series and to the Trustee a further Officer's Certificate certifying (X) the Redemption Price, including the aggregate applicable principal, interest and Make-Whole Amount, and (Y) the portion of such Redemption Price allocable to each Security of this series.

         Any Holder of the Securities of this series shall have the right to contest the calculation of any Redemption Price to be paid or paid to such Holder as the result of any make-whole redemption by delivering written notice to the Company, within five (5) Business Days of receipt by such Holder of the further Officer's Certificate referred to in the preceding paragraph, setting forth such Holder's objection. Within five (5) Business Days of receipt by the Company of any such notice, the Company shall notify each Holder of such Securities of this series and the Trustee of the nature of such objection and of the Company's response thereto. Any increase in a Redemption Price made by the Company as a result of any such objection shall be paid to each Holder and acceptance thereof shall not be deemed to be a waiver by such Holder of any right to contest the amount of such payment; provided, that notice of such contest has been delivered to the Company within five (5) Business Days after receipt of such further Officer's Certificate.

         The Trustee shall be under no duty to inquire into, may conclusively presume the correctness of, and shall be fully protected in acting upon the Company's calculation of any Preliminary Redemption Price, any Redemption Price and any increase therein.

         The term "Business Day" means any day other than a Saturday or a Sunday or a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or a day on which the Corporate Trust Office of the Trustee is closed for business.

         The term "Discount Rate" means the Treasury Rate plus .20%.

         The term "Make-Whole Amount" means an amount equal to the excess, if any, of (A) the sum of the present values, on the day after the Redemption Date, of the amount of each remaining scheduled payment of interest (exclusive of interest accrued to the Redemption Date) on and principal of the Securities of this series, or portion of such payment, which will not be required to be made as a result of such optional redemption (each such amount discounted separately at the Discount Rate, to be determined (1) with respect to the Preliminary Redemption Price, as of the third Business Day before the date of mailing of notice of an optional redemption, and (2) with respect to the Redemption Price, as of the third Business Day before the Redemption Date, compounded semi-annually, from the date such amount would have been due), over (B) the principal amount of such Securities of this series to be optionally redeemed.

         The term "Treasury Rate" means the rate per annum equal to the arithmetic average of (A) the average yields on issues of non-callable United States Treasury securities adjusted to a constant maturity equal to the Life to Maturity of the Securities of this series (determined, if necessary, by interpolating such yields on non-callable United States Treasury securities adjusted to the particular constant maturities greater than (but nearest to) and less than (but nearest to) the Life to Maturity of the Securities of this series), as published by the Federal Reserve Board for release on the first
Business Day preceding the Business Day on which such determination shall be made in its Statistical Release H.15(519) under the heading "Treasury Constant Maturities," for the two calendar weeks ending on the two Wednesdays immediately preceding the date of such release, or (B) if such average yields shall not have been published for such periods, two such reasonably comparable indices as may be designated for such period by the Company and not objected to by the Holders of a majority in aggregate unpaid principal amount of the Securities of this series then Outstanding.

         The term "Life to Maturity" of the Securities of this series means, as of the date of the determination thereof, the number of years (calculated to the nearest one-twelfth) which will elapse between the date of determination and the Stated Maturity of the Securities of this series.

                  In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

                  The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security upon compliance with certain conditions set forth in the Indenture.

                  If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

                  The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding of all series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

                  As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than a majority in aggregate principal amount of the Securities of such series at the time Outstanding in respect of which an Event of Default shall have occurred and be continuing shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of Securities of all series at the time Outstanding in respect of which an Event of Default shall have occurred and be continuing a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

                  No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

                  The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor and of authorized denominations, as requested by the Holder surrendering the same.

                  No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the absolute owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                  The Securities of this series are entitled to the benefit of a Guarantee of Minnesota Power & Light Company (together with its successors and assigns, the "Guarantor") dated as of May 30, 1996 delivered to the Trustee as provided therein; provided, however, that such Guarantee shall be terminated if the obligations of the Company under the Securities of this series and the Indenture to the extent related to such series are assumed by Guarantor as herein provided.

                  Unless an Event of Default, or an event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing, the obligations of the Company under the Securities of this series and the Indenture to the extent related to such series may be assumed in whole, on a full recourse basis, by the Guarantor at any time (and upon any such assumption the Company shall be released and discharged from its obligations under the Securities of this series and the Indenture to the extent related to such series); provided, however, that such assumption shall be subject to, and permitted only upon the fulfillment and satisfaction of, the following terms and conditions: (a) an assumption agreement and a supplemental indenture to the Indenture evidencing such assumption shall be in substance and form reasonably satisfactory to the Trustee and shall, inter alia, include modifications and amendments to the Indenture making the obligations under the Securities of this series and under the Indenture to the extent related to such series primary obligations of the Guarantor, substituting the Guarantor for the Company in the form of the Securities of this series and in provisions of the Indenture to the extent related to such series, modifying the Indenture to add the limitation of lien provision contained in the Guarantee and substitute the cross-default provision applicable to the Guarantor, and releasing and discharging the Company from its obligations under the Securities of this series and the Indenture to the extent related to such series; and (b) the Trustee shall have received (i) an executed counterpart of such assumption agreement and supplemental indenture;
(ii) evidence satisfactory to the Trustee and the Company that all necessary authorizations, consents, orders, approvals, waivers, filings and declarations of or with, Federal, state, county, municipal, regional or other governmental authorities, agencies or boards (collectively, "Governmental Actions") relating to such assumption have been duly obtained and are in full force and effect,
(iii) evidence satisfactory to the Trustee that any security interest intended to be created by the Indenture is not in any material way adversely affected or impaired by any of the agreements or transactions relating to such assumption and (iv) an Opinion of Counsel for the Guarantor, reasonably satisfactory in substance, scope and form to the Trustee and the Company, to the effect that (A) the supplemental indenture evidencing such assumption has been duly authorized, executed and delivered by the Guarantor, (B) the execution and delivery by the Guarantor of such supplemental indenture and the consummation of the transactions contemplated thereby do not contravene any provision of law or any governmental rule applicable to the Guarantor or any provision of the Guarantor's charter documents or by-laws and do not contravene any provision of, or constitute a default under, or result in the creation or imposition of any lien upon any of the Guarantor's properties or assets under any indenture, mortgage, contract or other agreement to which the Guarantor is a party or by which the Guarantor or any of its properties may be bound or affected, (C) all necessary Governmental Actions relating to such assumption have been duly obtained and are in full force and effect and (D) such agreement and supplemental indenture constitute the legal, valid and binding obligations of the Guarantor, enforceable in accordance with their respective terms, except assuch enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws at the time in effect affecting the rights of creditors generally.

                  All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.


                             CERTIFICATE OF TRANSFER

           FOR VALUE RECEIVED, the undersigned sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE
[BOX]
                                         ---------------------------------------
                                         Name and address of assignee must be
                                         printed or typewritten.


--------------------------------------------------------------------------------
the within Security of the Company and does hereby irrevocable constitute and appoint


--------------------------------------------------------------------------------
to transfer the said Security on the books of the within-named Company, with full power of substitution in the premises.

The undersigned certifies that said Security is being resold, pledged or otherwise transferred as follows: (check one)

/ /     to the Company;

/ /     to a Person  whom the  undersigned  reasonably  believes is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act of 1933, as amended (the "Securities Act") purchasing for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or other transfer is being made in reliance on Rule 144A;

/ / in an offshore transaction in accordance with Rule 904 of Regulation S under the Securities Act;

/ / to an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is acquiring this Security for investment purposes and not for distribution; (attach a copy of an Investment Letter For Institutional Accredited Investors in the form annexed signed by an authorized officer of the transferree)

/ / as otherwise permitted by the non-registration legend appearing on this Security; or

/ / as otherwise agreed by the Company, confirmed in writing to the Trustee, as follows: [describe]

        ------------------------------------------------------------------------

        ------------------------------------------------------------------------

Dated:
       ----------------------                 ----------------------------------

                         [FORM OF INVESTMENT LETTER FOR
                       INSTITUTIONAL ACCREDITED INVESTORS]


ADESA Corporation
The Bank of New York, as Trustee


Dear Sirs:

         In connection with our proposed purchase of $_______________ aggregate principal amount of 7.70% Senior Notes, Series A, Due 2006 (the "Senior Notes") of ADESA Corporation, an Indiana corporation (the "Company"), we confirm that:

                  1.  We  understand   that  the  Senior  Notes  have  not  been
         registered   under  the   Securities  Act  of  1933,  as  amended  (the
         "Securities Act"), and may not be sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should resell, pledge or otherwise transfer such Senior Notes within three years after the later of the original issuance of the Senior Notes or the sale thereof by the Company or an "affiliate" (within the meaning of Rule 144 under the Securities Act) of the Company (computed in accordance with Rule 144 under the Securities Act) or if we are at the proposed date of such transfer or were during the three months preceding the proposed date of transfer an affiliate of the Company, such Senior Notes may be resold, pledged or transferred only (i) to the Company, (ii) so long as such Senior Notes are eligible for resale pursuant to Rule 144A under the Securities Act ("Rule 144A"), to a person whom we reasonably believe is a "qualified institutional buyer" (as defined in Rule 144A) ("QIB") that purchases for its own account or for the account of a QIB, to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A (as indicated by the box checked by the transferor on the Certificate of Transfer on the reverse of the certificate for the Senior Notes), (iii) in an offshore transaction in accordance with Rule 904 of Regulation S under the Securities Act (as indicated by the box checked by the transferor on the Certificate of Transfer on the reverse of the certificate for the Senior Notes), or (iv) to an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act (as indicated by the box checked by the transferor on the Certificate of Transfer on the reverse of the certificate for the Senior Notes) that is acquiring the Senior Notes for investment purposes and not for distribution and a Certificate in the form hereof is delivered to the Company and to the Trustee under the Indenture relating to the Senior Notes by such Accredited Investor, in each case in accordance with any applicable securities laws of any state of the United States, and we will notify any purchaser of the Senior Notes from us of the above resale restrictions, if then applicable. We further understand that in connection with any transfer of the Senior Notes by us that the Company and the Trustee may request, and if so requested we will furnish, such certificates and other information as they may reasonably require to confirm that any such transfer complies with the foregoing restrictions.

                  2. We are an institutional investor and are an "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and we have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Senior Notes, and we and any accounts for which we are acting as a fiduciary or agent are each able to bear the economic risk of our or its investment.

                  3. We are acquiring the Senior Notes purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion, for investment purposes and not for distribution.

                  4. You are entitled to rely upon this letter and you are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.


                                                      Very truly yours,


                                                      --------------------------
                                                      (Name of Purchaser)


                                                      By:
                                                         -----------------------

                                                      Date:
                                                           ---------------------

                                                                   EXHIBIT B


                               [FORM OF GUARANTEE]
                                    GUARANTEE
                                       OF
                         MINNESOTA POWER & LIGHT COMPANY


                  For value received, Minnesota Power & Light Company, a corporation duly organized and existing under the laws of the State of Minnesota (herein called the "Guarantor"), hereby fully and unconditionally guarantees to the Trustee under the Indenture, dated as of May 15, 1996, between ADESA Corporation (the "Company") and The Bank of New York, as Trustee (together with any amendments thereto, the "Indenture"), the payment of the obligations of the Company under the Securities of the First Series and the Indenture relating to such series, including, without limitation, the due and punctual payment of the principal of and premium, if any, and interest on the Securities of the First Series when and as the same shall become due and payable, whether at maturity or upon redemption or upon declaration or otherwise, according to the terms thereof and of the Indenture. In case of the failure of the Company punctually to pay any such principal, premium, if any, or interest, the Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether at maturity or upon redemption or upon declaration or otherwise, and as if such payment were made by the Company. The Guarantor hereby agrees that its obligations hereunder shall be full and unconditional, irrespective of the validity, legality or enforceability of the Securities of the First Series or the Indenture, the absence of any action to enforce the same, the waiver or consent by the Holder of the Securities of the First Series or by the Trustee with respect to any provisions thereof or of said Indenture, the recovery of any judgment against the Company or any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to the Securities of the First Series or the indebtedness evidenced thereby, and all demands whatsoever, and covenants that this Guarantee will not be discharged except by complete performance of the obligations contained in the Securities of the First Series and in this Guarantee.

                  The Guarantor hereby guarantees that the obligations of the Company under the Securities of the First Series and the Indenture to the extent related to such series will be paid to the Trustee without set-off or counterclaim or other reduction whatsoever (whether for taxes, withholding or otherwise) in lawful currency of the United States of America.

                  The obligations of the Guarantor hereunder are independent of the obligations of the Company under the Securities of the First Series and the Indenture to the extent related to such series, and a separate action or actions may be brought and prosecuted against the Guarantor whether or not an action or proceeding is brought against the Company and whether or not the Company is joined in any such action or proceeding. The liability of the Guarantor hereunder is full and unconditional and (to the extent permitted by law) the liability and obligations of the Guarantor hereunder shall not be released, discharged, mitigated, waived, impaired or affected in whole or in part by any circumstance (including any statute of limitations) (other than payment) that might constitute a defense available to, or discharge of the Company or the
Guarantor,   including,   without   limitation,   any  termination,
amendment, modification, addition, deletion, supplement or other change to any of the terms of the Securities of the First Series or the Indenture, any failure on the part of the Trustee or any Holder to enforce, assert or exercise any right, power or remedy, any waiver, consent, extension, renewal, indulgence, compromise, release, settlement, refunding or other action or inaction under or in respect of any obligation or liability of the Company or the Guarantor or the Trustee or any Holder, or any modification, compromise, settlement or release by the Trustee, or by operation of law or otherwise, of the obligations or the liability of the Company under the Securities of the First Series, in whole or in part.

                  The Guarantor agrees that if at any time all or any part of any payment at any time received by the Trustee or the Holders of the Securities of the First Series is or must be rescinded or returned by the Trustee or such Holders for any reason whatsoever (including, without limitation, the insolvency, reorganization or bankruptcy of the Company), then the Guarantor's obligations hereunder shall, to the extent of the payment rescinded or returned, be deemed to have continued in existence notwithstanding such previous receipt by the Trustee or such Holders, and the Guarantor's obligations hereunder shall continue to be effective or reinstated, as the case may be, as if such payment had never been made.

                  The failure of the Trustee to enforce any right or remedy hereunder, or promptly to enforce any right or remedy hereunder, or promptly to enforce any such right or remedy, shall not constitute a waiver thereof, nor give rise to any estoppel against the Trustee, nor excuse the Guarantor from its obligations hereunder.

                  No reference herein to the Indenture and no provision of this Guarantee or of the Indenture shall alter or impair the guarantee of the Guarantor, which is absolute and unconditional, of the due and punctual payment of the principal of and premium, if any, and interest on the Security of the series upon which this Guarantee is endorsed.

                  The Guarantor shall be subrogated to all rights of the Holder of the Securities of the First Series against the Company in respect of any amounts paid by the Guarantor pursuant to the provisions of this Guarantee upon payment by the Guarantor of all amounts due and payable under such Guarantee.

                  This Guarantee shall be irrevocable unless terminated as provided herein. This Guarantee shall be terminated upon the assumption by the Guarantor of the obligations of the Company under the Securities of the First Series and the Indenture to the extent related to such series as provided in the terms of such Securities.

                  All capitalized terms used in this Guarantee which are not defined herein but are defined in the Indenture shall have the meanings set forth in the Indenture.

                  This Guarantee shall be deemed to be a contract made under the laws of the State of New York and shall for all purposes be governed by and construed in accordance with the laws of such State.

Section 1.  Consolidation, Merger and Sale of Assets.

                  During the term of this Guarantee, the Guarantor shall not consolidate with or merge into any other corporation, or convey or otherwise transfer or lease its properties and assets substantially as an entirety to any Person, unless

               (a) the corporation formed by such consolidation or into which the Guarantor is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Guarantor substantially as an entirety shall be a Person organized and validly existing under the laws of the United States, any State thereof or the District of Columbia, and shall expressly assume, the obligations of the Guarantor under this Guarantee;

               (b) immediately after giving effect to such transaction no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

               (c) the Guarantor shall have delivered to the Trustee an Officer's Certificate (as hereinafter defined) and an Opinion of Counsel (as hereinafter defined), each stating that such consolidation, merger, conveyance, or other transfer or lease and such supplemental indenture comply with this Guarantee and that all conditions precedent herein provided for relating to such transactions have been complied with.

               Upon any consolidation by the Guarantor with or merger by the Guarantor into any other corporation or any conveyance, or other transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with this Section, the successor corporation formed by such consolidation or into which the Guarantor is merged or the Person to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Guarantor under this Guarantee and under the terms of the Securities of the First Series (including assumption of the obligations under the Securities of the First Series and under the Indenture to the extent related to such series) with the same effect as if such successor Person had been named as the Guarantor herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Guarantee.

Section 2. Limitation on Liens.

               A. The Guarantor shall not suffer any Lien (other than Permitted Liens) to be created or to exist upon any property (other than Excepted Property) of the Guarantor, real, personal or mixed, of whatever kind or nature and located in the State of Minnesota, whether owned at the date of the execution and delivery of this Guarantee or hereafter acquired, all except as expressly contemplated in subsection B of this Section.

               B. The provisions of subsection A shall not prohibit the creation or existence of any Lien on property of the Guarantor which secures indebtedness for borrowed money if either:

                       1. the Guarantor shall make effective  provision  whereby
               this Guarantee shall be secured equally and ratably with the indebtedness secured by such Lien; or

                       2. the  Guarantor  shall  deliver to the  Trustee  bonds,
               notes or other evidences of indebtedness secured by such Lien (hereinafter called "Secured Obligations") (a) in an aggregate principal amount equal to the aggregate principal amount of the Securities of the First Series then Outstanding, (b) maturing (or being subject to mandatory redemption) on such dates and in such principal amounts that, at each Stated Maturity of the Securities of the First Series, there shall mature (or be redeemed) Secured Obligations equal in principal amount to the Securities of the First Series then to mature and (c) containing, in addition to any mandatory redemption provisions applicable to all Secured Obligations outstanding under such Lien and any mandatory redemption provisions contained therein pursuant to clause (b) above, mandatory redemption provisions correlative to the provisions, if any, for the mandatory redemption (pursuant to a sinking fund or otherwise) of the Securities of the First Series or for the redemption thereof at the option of the Holder, as well as a provision for mandatory redemption upon an acceleration of the maturity of all Outstanding Securities of the First Series following an Event of Default (such mandatory redemption to be rescinded upon the rescission of such acceleration); it being expressly understood that such Secured Obligations (x) may, but need not, bear interest, (y) may, but need not, contain provisions for the redemption thereof at the option of the issuer, any such redemption to be made at a redemption price or prices not less than the principal amount thereof and (z) shall be held by the Trustee for the benefit of the Holders of all Securities of the First Series from time to time Outstanding subject to such terms and conditions relating to surrender to the Guarantor, transfer restrictions, voting, application of payments of principal and interest and other matters as shall be set forth in an indenture supplemental hereto specifically providing for the delivery to the Trustee of such Secured Obligations.

               C. If the Guarantor shall elect either of the alternatives described in subsection B, the Guarantor shall deliver to the Trustee:

                       1. an  amendment  to this  Guarantee  (a)  together  with
               appropriate inter-creditor arrangements, whereby this Guarantee shall be secured by the Lien referred to in subsection B equally and ratably with all other indebtedness secured by such Lien or
               (b) providing for the delivery to the Trustee of Secured Obligations;

                       2. an  Officer's  Certificate  (a) stating  that,  to the
               knowledge of the signer, (I) no Event of Default has occurred and is continuing and (II) no event has occurred and is continuing which entitles the secured party under such Lien to accelerate the maturity of the indebtedness outstanding thereunder and (b) stating the aggregate principal amount of indebtedness issuable, and then proposed to be issued, under and secured by such Lien;

                       3. an Opinion of Counsel (a) if this  Guarantee  is to be
               secured by such Lien, to the effect that all Securities of the First Series then Outstanding are entitled to the benefit of such Lien equally and ratably with all other indebtedness outstanding under such Lien or (b) if Secured Obligations are to be delivered to the Trustee, to the effect that such Secured Obligations have been duly issued under such Lien and constitute valid obligations, entitled to the benefit of such Lien equally and ratably with all other indebtedness then outstanding under such Lien.

               D. For all purposes of this Guarantee, except as otherwise expressly provided or unless the context otherwise requires:

                       "Excepted Property" means

                       (a) all  cash on hand  or in  banks  or  other  financial
               institutions, deposit accounts, shares of stock, interests in general or limited partnerships, bonds, notes, evidences of indebtedness and other securities not hereafter paid or delivered to, deposited with or held by the Trustee hereunder or required so to be;

                       (b) all  contracts,  leases,  operating  agreements,  and
               other agreements of whatsoever kind and nature; all contract rights, bills, notes and other instruments and chattel paper (except to the extent that any of the same constitute securities, in which case they are separately excepted from this Guarantee under clause (a) above); all revenues, income and earnings, all accounts, accounts receivable and unbilled revenues, and all rents, tolls, issues, product and profits, claims, credits, demands and judgments; all governmental and other licenses, permits, franchises, consents and allowances; all patents, patent licenses and other patent rights, patent applications, trade names, trademarks, copyrights, claims, credits, choses in action and other intangible property and general intangibles including, but not limited to, computer software;

                       (c) All automobiles, buses, trucks, truck cranes, tractors, trailers and similar vehicles and movable equipment; all rolling stock, rail cars and other railroad equipment; all vessels, boats, barges and other marine equipment; all airplanes, helicopters, aircraft engines and other flight equipment; all parts, accessories and supplies used in connection with any of the foregoing; and all personal property of such character that the perfection of a security interest therein or other Lien thereon is not governed by the Uniform Commercial Code as in effect in the jurisdiction in which such property is located;

                       (d) all goods, stock in trade, wares, merchandise and inventory held for the purpose of sale or lease in the ordinary course of business; all materials, supplies, inventory and other items of personal property which are consumable (otherwise than by ordinary wear and tear) in their use in the operation of any property of the Guarantor; all fuel, including nuclear fuel, whether or not any such fuel is in a form consumable in the operation of any property of the Guarantor, including separate components of any fuel in the forms in which such components exist at any time before, during or after the period of the use thereof as fuel; all hand and other portable tools and equipment; all furniture and furnishings; and computers and data processing, data storage, data transmission, telecommunications and other facilities, equipment and apparatus, which, in any case, are used primarily for administrative or clerical purposes or are otherwise not necessary for the operation or maintenance of the facilities, machinery, equipment or fixtures of the Guarantor for
               (i) the generation, transmission or distribution of electric energy, (ii) the transmission, storage or distribution of gas or
               (iii) the appropriation, storage, transmission or distribution of water;

                       (e) all coal, ore, gas, oil and other minerals and all timber, and all rights and interests in any of the foregoing, whether or not such minerals or timber shall have been mined or extracted or otherwise separated from the land; and all electric energy, gas

               (natural  or  artificial),  steam,  water and other products
               generated,   produced,   manufactured,   purchased  or otherwise
               acquired by the Guarantor;

                       (f) all real property, leaseholds, gas rights, wells, gathering, tap or other pipe lines, or facilities, equipment or apparatus, in any case used or to be used primarily for the production or gathering of natural gas;

                       (g) all hydroelectric plants and all lands, power sites, flowage rights, water rights, riparian rights, permits, licenses, franchises, privileges, leaseholds, water locations, water appropriations, ditches, flumes, reservoirs, reservoir sites, canals, raceways, dams, dam sites, aqueducts, structures, facilities, equipment, or apparatus, in any case used or to be used primarily in connection with the Company's hydroelectric plants; and

                       (h) all leasehold interests held by the Guarantor as lessee.


                       "Lien" means any mortgage, deed of trust, pledge, security interest, encumbrance, easement, lease, reservation, restriction, servitude, charge or similar right and any other lien of any kind, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof, and any defect, irregularity, exception or limitation in record title.

                       "Officer's Certificate" means a certificate signed by an Authorized Officer and delivered to the Trustee. "Authorized Officer" means the Chairman of the Board, the President, any Vice President, the Treasurer, any Assistant Treasurer, or any other officer or agent of the Guarantor duly authorized by the Board of Directors to act in respect of matters relating to this Guarantee. "Board of Directors" means either the board of directors of the Guarantor or any committee thereof duly authorized to act in respect of matters relating to this Guarantee.

                       "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Guarantor, or other counsel acceptable to the Trustee.

                       "Permitted Liens" means, as of any particular time, any of the following:

                       (a) Liens for taxes, assessments and other governmental charges or requirements which are not delinquent or which are being contested in good faith by appropriate proceedings;

                       (b) mechanics', workmen's, repairmen's, materialmen's, warehousemen's and carriers' Liens, other Liens incident to construction, Liens or privileges of any employees of the Guarantor for salary or wages earned, but not yet payable, and other Liens, including without limitation Liens for worker's compensation awards, arising in the ordinary course of business for charges or requirements which are not delinquent or which are being contested in good faith and by appropriate proceedings;

                       (c) Liens in respect of attachments, judgments or awards arising out of judicial or administrative proceedings (i) in an aggregate amount not exceeding Ten

               Million Dollars ($10,000,000) or (ii) with respect to which the Guarantor shall (X) in good faith be prosecuting an appeal or other proceeding for review and with respect to which the Guarantor shall have secured a stay of execution pending such appeal or other proceeding or (Y) have the right to prosecute an appeal or other proceeding for review;

                       (d) easements, leases, reservations or other rights of others in, on, over, and/or across, and laws, regulations and restrictions affecting, and defects, irregularities, exceptions and limitations in title to, the property of the Guarantor or any part thereof; provided, however, that such easements, leases, reservations, rights, laws, regulations, restrictions, defects, irregularities, exceptions and limitations do not in the aggregate materially impair the use by the Guarantor of its property considered as a whole for the purposes for which it is held by the Guarantor;

                       (e) defects, irregularities, exceptions and limitations in title to real property subject to rights-of-way in favor of the Guarantor or otherwise or used or to be used by the Guarantor primarily for right-of-way purposes or real property held under lease, easement, license or similar right; provided, however, that (i) the Guarantor shall have obtained from the apparent owner or owners of such real property a sufficient right, by the terms of the instrument granting such right-of-way, lease, easement, license or similar right, to the use thereof for the purposes for which the Guarantor acquired the same, (ii) the Guarantor has power under eminent domain or similar statutes to remove such defects, irregularities, exceptions or limitations or
               (iii) such defects, irregularities, exceptions and limitations may be otherwise remedied without undue effort or expense; and defects, irregularities, exceptions and limitations in title to flood lands, flooding rights and/or water rights;

                       (f) Liens securing indebtedness or other obligations neither created, assumed nor guaranteed by the Guarantor nor on account of which it customarily pays interest upon real property or rights in or relating to real property acquired by the Guarantor for the purpose of the transmission or distribution of electric energy, gas or water, for the purpose of telephonic, telegraphic, radio, wireless or other electronic communication or otherwise for the purpose of obtaining rights-of-way;

                       (g) leases existing at the date of the execution and delivery of this Guarantee affecting properties owned by the Guarantor at said date and renewals and extensions thereof; and leases affecting such properties entered into after such date or affecting properties acquired by the Guarantor after such date which, in either case, (i) have respective terms of not more than ten (10) years (including extensions or renewals at the option of the tenant) or (ii) do not materially impair the use by the Guarantor of such properties for the respective purposes for which they are held by the Guarantor;

                       (h) Liens vested in lessors, licensors, franchisors or permitters for rent or other amounts to become due or for other obligations or acts to be performed, the payment of which rent or the performance of which other obligations or acts is required under leases, subleases, licenses, franchises or permits, so long as the payment of such rent or other amounts or the performance of such other obligations or acts is not delinquent or is being contested in good faith and by appropriate proceedings;

                       (i) controls, restrictions, obligations, duties and/or other burdens imposed by federal, state, municipal or other law, or by rules, regulations or orders of Governmental Authorities, upon any property of the Guarantor or the operation or use thereof or upon the Guarantor with respect to any of its property or the operation or use thereof or with respect to any franchise, grant, license, permit or public purpose requirement, or any rights reserved to or otherwise vested in Governmental
               Authorities to impose any such controls, restrictions, obligations, duties and/or other burdens;

                       (j) rights which Governmental Authorities may have by virtue of franchises, grants, licenses, permits or contracts, or by virtue of law, to purchase, recapture or designate a purchaser of or order the sale of, any property of the Guarantor, to terminate franchises, grants, licenses, permits, contracts or other rights or to regulate the property and business of the Guarantor; and any and all obligations of the Guarantor correlative to any such rights;

                       (k)   Liens required by law or governmental regulations
               (i) as a  condition  to the  transaction  of any  business or the exercise of any privilege or license, (ii) to enable the Guarantor to maintain self-insurance or to participate in any funds established to cover any insurance risks, (iii) in connection with workmen's compensation, unemployment insurance, social security, any pension or welfare benefit plan or (iv) to share in the privileges or benefits required for companies participating in one or more of the arrangements described in clauses (ii) and (iii) above;

                       (l) Liens on property of the Guarantor which are granted by the Guarantor to secure duties or public or statutory obligations or to secure, or serve in lieu of, surety, stay or appeal bonds;

                       (m) rights reserved to or vested in others to take or receive any part of any coal, ore, gas, oil and other minerals, any timber and/or any electric capacity or energy, gas, water, steam and any other products, developed, produced, manufactured, generated, purchased or otherwise acquired by the Guarantor or by others on property of the Guarantor;

                       (n) (i) rights and interests of Persons other than the Guarantor arising out of contracts, agreements and other instruments to which the Guarantor is a party and which relate to the common ownership or joint use of property; and (ii) all Liens on the interests of Persons other than the Guarantor in property owned in common by such Persons and the Guarantor if and to the extent that the enforcement of such Liens would not adversely affect the interests of the Guarantor in such property in any material respect;

                       (o) any restrictions on assignment and/or requirements of any assignee to qualify as a permitted assignee and/or public utility or public service corporation;

                       (p) any Liens which have been bonded for the full amount in dispute or for the payment of which other adequate security arrangements have been made;

                       (q) grants, by the Guarantor of easements, ground leases or rights-of-way in, upon, over and/or across the property or rights-of-way of the Guarantor for the purpose of roads, pipe lines, transmission lines, distribution lines, communication lines, railways, removal of coal or other minerals or timber, and other like purposes, or for the joint or common use of real property, rights-of-way, facilities and/or equipment; provided, however, that no such grant shall materially impair the use of the property or rights-of-way for the purposes for which such property or rights-of-way are held by the Guarantor;

                       (r)   Prepaid Liens;

                       (s) Purchase  Money Liens and any other Liens existing or
               placed upon property at the time of, or within one hundred eighty
               (180) days after, the acquisition thereof by the Guarantor, and any extensions, renewals and/or replacements of any such Liens to secure any refundings, refinancings and/or replacements of the indebtedness secured thereby; provided, however, that no such Purchase Money Lien or other Lien shall extend to or cover any property of the Guarantor other than (i) the property so acquired and improvements, extensions and additions to such property and renewals, replacements and substitutions of or for such property or any part or parts thereof and (ii) with respect to Purchase Money Liens, other property subsequently acquired by the Guarantor;

                       (t) Liens on property of the Guarantor which secure indebtedness for borrowed money which matures less than one year from the date of the issuance or incurrence thereof and is not extendible at the option of the issuer, and any extensions, renewals and/or replacements of any such Liens to secure any refundings, refinancings and/or replacements of such indebtedness by or with similar indebtedness;

                       (u) Liens created or assumed by the Guarantor in connection with the issuance of debt securities the interest on which is not included in gross income for purposes of federal income taxation pursuant to Section 103 of the Internal Revenue Code of 1986, as amended (or any successor provision of law), for the purpose of financing, in whole or in part, the acquisition or construction of property to be used by the Guarantor, to the extent that such Lien is required in connection with the issuance of such debt securities either by applicable law or by the issuer of such debt securities or is otherwise necessary in order to establish or maintain such exclusion from gross income; and any extensions, renewals and/or replacements of any such Liens to secure any refundings, refinancings and/or replacement of such debt securities by or with similar securities;

                       (v)   Liens securing indebtedness or lease obligations
               (i) which are related to the construction or acquisition of property not previously owned by the Guarantor or (ii) which are related to the financing of a project involving the development or expansion of property of the Guarantor and (iii) the obligee in respect of which has no recourse to the Guarantor or any property of the Guarantor other than the property constructed or acquired with the proceeds of such transaction or the project financed with the proceeds of such transaction (or the proceeds thereof);

                       (w) Liens created by the Mortgage and Deed of Trust dated
               September 1, 1945 between the Guarantor and Irving Trust Company (now The Bank of New York) and

               Richard H. West (W. T. Cunningham, successor), as Trustees, as heretofore and hereafter supplemented and amended (the "Mortgage"); and Liens created by any other indenture hereafter executed by the Guarantor pursuant to which bonds issued under the Mortgage are or are to be delivered to the trustee(s) under such indenture in a principal amount at least equal to the principal amount of debt securities to be secured by such indenture; and

                       (x) in addition to the Permitted Liens defined in clauses
               (a) through (w) above, Liens on any property of the Guarantor (other than Excepted Property) to secure indebtedness for borrowed money (under circumstances not otherwise excepted from the operation of this Section) in an aggregate principal amount not exceeding 2.5% of the total assets of the Guarantor and its consolidated subsidiaries, as shown on the latest balance sheet of the Guarantor and its consolidated subsidiaries, audited by independent certified public accountants, dated prior to the date of the issuance or incurrence of such indebtedness.

                       "Prepaid Lien" means any Lien securing indebtedness for the payment, prepayment or redemption of which there shall have been irrevocably deposited in trust with the trustee or other holder of such Lien moneys and/or Investment Securities which (together with the interest reasonably expected to be earned from the investment and reinvestment in Investment Securities of the moneys and/or the principal of and interest on the Investment Securities so deposited) shall be sufficient for such purpose; provided, however, that if such indebtedness is to be redeemed or otherwise prepaid prior to the stated maturity thereof, any notice requisite to such redemption or prepayment shall have been given in accordance with the instrument creating such Lien or irrevocable instructions to give such notice shall have been given to such trustee or other holder. As used herein, the term "Investment Securities" means any of the following obligations or securities on which neither the Guarantor, any other obligor on the Securities of the First Series nor any Affiliate of either is the obligor: (a) Government Obligations; (b) interest bearing deposit accounts (which may be represented by certificates of deposit) in any national or state bank (which may include the Trustee or any Paying Agent) or savings and loan association which has outstanding securities rated by a nationally recognized rating organization in either of the two (2) highest rating categories (without regard to modifiers) for short term securities or in any of the three (3) highest rating categories (without regard to modifiers) for long term securities; (c) bankers' acceptances drawn on and accepted by any commercial bank (which may include the Trustee or any Paying Agent) which has outstanding securities rated by a nationally recognized rating organization in either of the two (2) highest rating categories (without regard to modifiers) for short term securities or in any of the three (3) highest rating categories (without regard to modifiers) for long term securities; (d) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, any State or Territory of the United States or the District of Columbia, or any political subdivision of any of the foregoing, which are rated by a nationally recognized rating organization in either of the two (2) highest rating categories (without regard to modifiers) for short term securities or in any of the three (3) highest rating categories (without regard to modifiers) for long term securities; (e) bonds or other obligations of any agency or instrumentality of the United States; (f) corporate debt securities which are rated by a nationally recognized rating organization in either of the two (2) highest rating categories (without regard to modifiers) for short term securities or in any of the three (3) highest rating categories (without regard to modifiers) for long term securities; (g) repurchase agreements with respect to any of the foregoing obligations or securities with any banking or financial institution (which may include the Trustee or any Paying Agent) which has outstanding securities rated by a nationally recognized rating organization in either of the two (2) highest rating categories (without regard to modifiers) for short term securities or in any of the three (3) highest rating categories (without regard to modifiers) for long term securities; (h) securities issued by any regulated investment company (including any investment company for which the Trustee or any Paying Agent is the advisor), as defined in Section 851 of the Internal Revenue Code of 1986, as amended, or any successor section of such Code or successor federal statute, provided that the portfolio of such investment company is limited to obligations or securities of the character and investment quality contemplated in clauses
(a) through (f) above and repurchase agreements which are fully collateralized by any of such obligations or securities; and (i) any other obligations or securities which may lawfully be purchased by the Trustee in its capacity as such.

                       "Purchase Money Lien" means, with respect to any property being acquired by the Guarantor, a Lien on such property which

                       (a) is taken or retained by the transferor of such
               property to secure all or part of the purchase price thereof;

                       (b) is  granted  to one or more  Persons  other  than the
               transferor which, by making advances or incurring an obligation, give value to enable the grantor of such Lien to acquire rights in or the use of such property;

                       (c) is held by a trustee or agent for the  benefit of one
               or more Persons described in clause (a) or (b) above, provided that such Lien may be held, in addition, for the benefit of one or more other Persons which shall have theretofore given, or may thereafter give, value to or for the benefit or account of the grantor of such Lien for one or more other purposes; or

                       (d) otherwise constitutes a purchase money mortgage or a
               purchase money security interest under applicable law;

and, without limiting the generality of the foregoing, for purposes of this Guarantee, the term Purchase Money Lien shall be deemed to include any Lien described above whether or not such Lien (x) shall permit the issuance or other incurrence of additional indebtedness secured by such Lien on such property, (y) shall permit the subjection to such Lien of additional property and the issuance or other incurrence of additional indebtedness on the basis thereof and/or (z) shall have been granted prior to the acquisition of such property, shall attach to or otherwise cover property other than the property being acquired and/or shall secure obligations issued prior and/or subsequent to the issuance of the obligations delivered in connection with such acquisition.

               IN WITNESS WHEREOF, MINNESOTA POWER & LIGHT COMPANY has caused this Guarantee to be executed in its corporate name by the manual or facsimile signature of its Chairman of the Board of Directors or its President or any one of its Vice Presidents and its corporate seal or a facsimile thereof to be impressed or imprinted hereon, and the same to be attested by the manual or facsimile signature of its Secretary or any one of its Assistant Secretaries.

      Dated:
             -------------------

                                            MINNESOTA POWER & LIGHT COMPANY

[Corporate Seal]

                                            By
                                               ------------------------
Attest:


------------------------
     Secretary